UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Principal Accounting Officer

On August 10, 2016, our Board of Directors, or Board, appointed our Executive Vice President and Chief Financial Officer and principal financial officer, Kevin R. Lind, as also our principal accounting officer, effective immediately. Also effective as of August 10, 2016, our Vice President, Finance & Accounting, Jennifer K. Bielasz, will no longer serve as our principal accounting officer. There was no change in Mr. Lind’s compensation in connection with his appointment as principal accounting officer.

Mr. Lind, age 40, has served as our Executive Vice President and Chief Financial Officer since June 2016. Previously, Mr. Lind was a Principal focused on healthcare at TPG Special Situations Partners, a global investment firm, from January 2009 to June 2016. Mr. Lind was a member of the TPG Pharma Partners effort at TPG-Axon, a global investment firm, from 2006 to 2008. He served in various capacities as a healthcare investment banker at Lehman Brothers, Inc., a former global financial services firm, from 1998 to 2002 and 2004 to 2006. Mr. Lind received a B.S. from Stanford University in Biological Sciences and an M.B.A. from UCLA Anderson School of Management.

There are no arrangements or understandings between Mr. Lind and any other persons pursuant to which he was selected as our principal accounting officer. There are also no family relationships between Mr. Lind and any of our directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2016	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit Munshi
Amit Munshi
President and Chief Executive Officer